Second Quarter 2022 Update

1 CANNAE HOLDINGS, INC. / SECOND QUARTER 2022 UPDATE Quarterly Highlights Share Repurchases and new 10 Million Share Authorization Cannae completed the repurchase of 5.8 Million shares of its common stock held by Fidelity National Financial, Inc. (FNF), during the quarter, at an average price of $18.81 per share in a series of transactions. The repurchase transactions represented FNF’s total equity ownership in Cannae which FNF received in connection with the split-off of Fidelity National Financial Ventures, Cannae’s predecessor, in 2017. Collectively with an additional 1 Million shares purchased on the open market in the first quarter, Cannae has repurchased 6.8 Million shares, or 7.8% of the Company’s shares outstanding at year-end. Since May 2021, Cannae has repurchased approximately 11.6 Million common shares, representing 12.7% of the Company’s shares outstanding as of March 31, 2021, completely extinguishing the 2019 Board authorization and all but 2.7 Million shares of the 2021 Board authorization. In August 2022, the Board of Directors approved a new three-year stock purchase program, under which Cannae may repurchase up to 10 Million shares of its common stock. In combination with the remaining authorization under the 2021 Board authorization, Cannae now has the authority to repurchase 12.7 Million shares of its common stock. As of August 5, 2022, Cannae has 80.1 Million shares outstanding. Sale of Ceridian Shares In a series of open market transactions during the second quarter, Cannae sold an aggregate 2 Million shares of Ceridian (CDAY) at an average price of $56.24, generating $112.4 Million of gross proceeds. Cannae holds 6 Million shares, or 4%, of CDAY’s total outstanding shares, with a value of $390.2 Million as of August 5, 2022. System1 Transactions During April 2022, Cannae exercised 1.2 Million System1, Inc. (SST) warrants on a cashless basis and received 0.5 Million SST common shares with a gross value of $10.8 Million, based upon the closing price of SST common shares on that date. Also during the second quarter, Cannae sold 1.7 Million SST shares at an average price per share of $13.09, or $22.7 Million in gross proceeds. These shares were part of the backstop investment that Cannae made in conjunction with the merger of Trebia Acquisition Corp. and System1, Inc. in the first quarter of this year. After these transactions, Cannae directly holds 25.5 Million shares of SST as well as 1.7 Million SST shares indirectly at the sponsor entity, an aggregate of 27.2 Million SST shares, or 24% of the outstanding common stock of System1. AmeriLife On June 13, 2022, AmeriLife Group, LLC (AmeriLife) announced an investment from Genstar Capital. This transaction would value Cannae’s approximately 20% interest in AmeriLife at $338 Million — a 2.8x multiple of the $121 Million investment that Cannae made in March 2020 as part of an investor group led by Thomas H. Lee Partners, LP. Cannae expects to monetize a substantial portion of its interests in AmeriLife through two closings in the second half of 2022. Dun and Bradstreet Transactions and Initiation of Dividends After the quarter-end, Cannae sold a total of 9.2 Million shares of DNB at an average price of $13.79, generating $127 Million of gross proceeds, and now holds 79.0 Million shares or approximately 18% of DNB shares outstanding. In July, DNB announced the initiation of quarterly dividends and declared a quarterly dividend of $0.05 per share, payable on September 22, 2022 for shareholders of record on September 1, 2022. Liquidity During the quarter, Cannae drew $84.7 Million against its revolving credit facility, which remains outstanding. Cannae has undrawn capacity of $250 Million on its margin loan. As of August 5, 2022, Cannae has approximately $190.4 Million in corporate cash.

2 CANNAE HOLDINGS, INC. / SECOND QUARTER 2022 UPDATE In the past four decades I have observed many challenging market and economic environments and that experience has helped to shape my investment philosophy. This includes the importance of having outstanding management teams, essential businesses with strong intellectual property, and a fortress-like balance sheet to weather the storm and take advantage of market dislocations like we are seeing today. Importantly, we have built a portfolio of high-quality companies that are leaders in their industries. While markets remained volatile through the second quarter, we continued to execute our strategy focused on share repurchases, working with our management teams to grow and improve their operations, and monetizing certain of our holdings. During the quarter, we repurchased 4.8 Million Cannae shares, representing 5.6% of our shares outstanding, and since May 2021 we have invested $306 Million to repurchase 11.6 Million of our shares, representing 12.7% of the shares outstanding. We are fulfilling the commitment that we made to our shareholders — to repurchase our shares when they are trading at a meaningful discount to their intrinsic value. At Cannae, we will continue to work with our portfolio company management teams to help them execute their corporate strategies and navigate the markets. At Dun & Bradstreet (DNB), we are working closely with Anthony Jabbour and his team to help them accelerate organic revenue growth while looking for tuck-in acquisitions to expand DNB’s product set. During the first half of 2022, DNB delivered organic revenue growth (constant currency) of 4.1%, which is in line with management’s 3%-5% guidance range. We firmly believe that improved organic growth will lead to a higher valuation for DNB over time. Just after quarter end, we elected to sell approximately 9.2 million DNB shares to minimize our cash tax payments in the second half of the year and raise capital. This is not a reflection of our outlook for DNB, where we continue to see significant upside in their shares as growth continues. On July 28, 2022, DNB demonstrated its ability to generate cash flows, announcing a quarterly dividend of $0.05 per common share. WILLIAM P. FOLEY, II Chairman Fellow Shareholders,

3 CANNAE HOLDINGS, INC. / SECOND QUARTER 2022 UPDATE In June, our portfolio company AmeriLife Group, LLC (AmeriLife) announced a strategic investment from Genstar Capital wherein they would be an equal investor in AmeriLife with current majority owner Thomas H. Lee Partners, LP (THL). Cannae invested $121 million for a 20% stake in March of 2020 alongside THL, and partnered with THL and the AmeriLife team to help accelerate organic growth, take costs out of the business, and expand through strategic M&A. Taken together, Amerilife has grown their EBITDA to a multiple of the trailing 12-month figure from our initial investment. This transaction values Cannae’s investment at $338 million, a 2.8x multiple of our original investment two years ago. While we approach each investment as a long-term holder, Cannae intends to monetize a substantial portion of its interests through two closings in the second half of 2022. AmeriLife has been a terrific investment for Cannae and a good example of our investment roots, concentrating on private companies where we can take a significant ownership interest and apply the Foley Playbook. We want to work with management teams to help them achieve their strategic plans over the long-term and monetize our holdings when we are less additive. To conclude, our portfolio companies are executing well and we will continue to follow a balanced capital allocation strategy that focuses on monetizing investments when appropriate, repurchasing shares when at a deep discount to fair value, and investing in private companies that hold the potential for outsized returns to our shareholders. Sincerely, WILLIAM P. FOLEY, II Chairman

CANNAE HOLDINGS, INC. / SECOND QUARTER 2022 UPDATE

Select Portfolio Updates

dun & bradstreet

Dun and Bradstreet Holdings, Inc.

(NYSE: DNB)

(In Millions) (Unaudited)	*Three Months Ended June 30,* 2022		2021
Total revenues	$	537.3	$ 520.9
Net loss	$	(1.8)	$ (51.7)
EBITDA	$	186.7	$ 191.4
Adjusted EBITDA	$	200.0	$ 198.3

Last week, DNB announced their second quarter results, increasing revenues on a constant currency basis from $519.2 Million in the second quarter last year to $552.0 Million this year, or 6.3%. The company generated organic revenue growth (constant currency basis) of 3.7%, compared to the second quarter of 2021, and 4.1% for the first half of 2022 as compared to the first half of 2021, reflecting balanced growth across DNB's segments. DNB's adjusted EBITDA increased $1.7 Million, driven by organic revenue growth, partially offset by investments leading to higher data and data processing costs and a $3 Million negative impact from foreign exchange. On July 28, 2022, DNB announced that its Board of Directors declared a quarterly cash dividend of $0.05 per share, payable on September 22, 2022 to shareholders of record as of September 1, 2022.

DNB continues to be focused on bringing new solutions to market while showing its defensible growth profile through a challenging macroeconomic environment. DNB continues to see strong demand for its third party and supply chain risk solutions in the Finance and Risk segment and also strong growth in their digital marketing solutions in Sales & Marketing, driven by the integration of Eyeota and Netwise with the Audience Solutions business.

After the quarter-end, Cannae sold a total of 9.2 Million shares of DNB at an average price of $13.79, generating $127 Million of gross proceeds, and now holds 79.0 Million shares or approximately 18% of DNB shares outstanding. As of August 5, 2022, the aggregate gross value of these shares was $1.3 Billion.

alight

Alight, Inc.

(NYSE: ALIT)

(In Millions) (Unaudited)	*Three Months Ended June 30,* 2022		2021
Total revenues	$	715.0	$ 672.0
Net income (loss)	$	52.0	$ (4.0)
EBITDA	$	170.0	$ 130.0
Adjusted EBITDA	$	142.0	$ 145.0

Alight successfully closed its business combination with Foley Trasimene Acquisition Corp. on July 2, 2021 and began trading on the New York Stock Exchange on July 6, 2021. Accordingly, Adjusted EBITDA in the current year quarter includes ongoing costs associated with being a public company.

Last week, Alight reported their second quarter 2022 results, discussed their progress towards their transformation plan and reaffirmed their 2022 outlook. Additionally, Alight announced that their Board of Directors has authorized a $100 Million stock repurchase program.

Alight grew second quarter revenue by $43 Million, or 6.4%, from $672 Million to $715 Million on strong growth in Employer Solutions. In the second quarter of 2022, the company signed $234 Million in Business Process as a Service (BPaaS) bookings, for an aggregate of $356 Million in the first half of 2022. Alight also recognized $128 Million in BPaaS revenue during the period, an increase of 36% over the prior year quarter and comprising nearly 18% of total revenue, itself an increase of 28% against 2nd quarter 2021's 14% of total revenue. The company noted that over 90% of anticipated 2022 revenue is under contract.

Since the announcement of plans to go public in January 2021, the company has recorded $958 Million in cumulative bookings. Importantly, Alight went live with the largest contract by participant count in the company's history with the Federal Thrift Savings Plan.

A key component of that growth is a focus on technology, including the Alight Worklife mobile application. In the quarter the company added clinical guidance to help users make better cost and quality choices, and access medical experts, increased engagement capabilities, and expanded employer specific content.

In the second quarter the company also launched Alight Digital Wallet, which provides workers with a pay card (a

4

CANNAE HOLDINGS, INC. / SECOND QUARTER 2022 UPDATE

company-issued debit card) and allows them access to their compensation as they earn it instead of waiting until payday.

Cannae holds 52.5 Million shares of Alight Class A common stock, directly and indirectly, representing approximately 10% of Alight's outstanding shares. As of August 5, 2022, the aggregate gross value of these shares was approximately $420.9 Million.

CERIDIAN

Ceridian HCM Holdings, Inc.
(NYSE: CDAY)

Cannae accounts for its investment under the fair value method, and accordingly our condensed consolidated statements of operations reflect the change in the stock price of CDAY during the periods on a non-cash basis within Recognized losses (losses), net.

Ceridian generated strong results for the second quarter, posting double-digit increases compared to the prior year quarter in Dayforce recurring revenue, Cloud revenue, and total revenues, as well as Adjusted EBITDA, number of Dayforce customers live on the platform, and number of customers signed on for Dayforce Wallet.

Importantly, the company increased full-year guidance for total revenue and Adjusted EBITDA.

Ceridian's cloud-based human capital management system, Dayforce, now has 5,728 customers live on the platform, an increase of 11% over the prior year quarter. This translated into strong revenue: excluding float, Dayforce recurring revenue increased by 28% and nearly 30%, respectively, on a reported and constant currency basis. Excluding float, total Cloud revenue, which includes Dayforce and PowerPay, increased nearly 25% and 27%, respectively, on a reported and constant currency basis.

Dayforce Wallet, Ceridian's on-demand pay solution continues to grow with more than 1,200 customers signed on and over 650 customers live on the product.

Cannae's initial investment in Ceridian was in 2007, with additional investments in the next 10 years culminating in an April 2018 initial public offering, at which time Cannae held 37.1 Million shares, or approximately 28% of Ceridian's outstanding equity. Since that IPO, Cannae has monetized 4 Million to 9 Million shares per year and continued to do that in 2022. After selling 2 Million shares in the first quarter of 2022, Cannae sold an additional 2 Million shares of CDAY in the second quarter at an average price of $56.24, generating $112.4 Million of gross proceeds. This represents a nearly 9x return on Cannae's $6.06 pre-IPO investment per share in Ceridian.

Cannae currently holds 6 Million shares or 4% of Ceridian's outstanding shares, which had an aggregate gross value of $390.2 Million as of August 5, 2022.

SYSTEM1

System1, Inc.*
(NYSE: SST)

	Three Months Ended March 31,	
(In Millions) (Unaudited)	**2022**	**2021**
Total revenues	$ 230.8	$ 178.8
Net (loss) income	$ (75.0)	$ 5.1
EBITDA	$ (63.3)	$ 13.0
Adjusted EBITDA	$ 30.0	$ 19.0

Cannae reports its equity in earnings of System 1 on a one-quarter lag from their public filings, and accordingly, the table above presents the combined results for the quarters ended March 31, 2022, and 2021.

System1 published strong results in its first quarter as a public company, reporting combined revenues of its businesses of $231 Million, a 29% increase over the combined results of its predecessors' prior year first quarter, and adjusted EBITDA of $30 Million, a nearly 60% increase over the prior year first quarter results of its predecessors.

The company has been active in 2022, completing two notable acquisitions of CouponFollow and RoadWarrior. With CouponFollow, a popular coupon search tool, System1 is accelerating its push into the direct-to-consumer shopping market and enhances its reach with direct advertisers. RoadWarrior, a mobile application with a subscription as a service business model, complements System1's MapQuest asset. Both acquisitions are expected to complement System1's RAMP advertising platform, further expanding the breadth of its advertising data.

Cannae holds 27.2 Million shares of SST, or approximately 24% of outstanding shares. As of August 5, 2022, the aggregate gross value of these shares was approximately $241.6 Million.

**On January 27, 2022, S1 Holdco, LLC (S1 Holdco) and Protected.net Group Limited (Protected.net) combined with Trebia Acquisition Corp. (Trebia) to form System1, Inc. (System1). The financial information presented above for the three months ended March 31, 2022, represents the combined unaudited results of S1 Holdco and Protected from January 1, 2022 through January 26, 2022 and of System1 from January 27, 2022 through March 31, 2022. The financial information for the three months ended March 31, 2021, represents the combined results of S1 Holdco and Protected. Refer to the tables at the end of this report to reconcile the combined results as presented herein to the individual financial results of S1 Holdco, Protected and System1.*

5

CANNAE HOLDINGS, INC. / SECOND QUARTER 2022 UPDATE

Paysafe:

Paysafe, Ltd.
(NYSE: PSFE)

(In Millions) (Unaudited)	*Three Months Ended March 31,* 2022	2021
Total revenues	$ 367.7	$ 377.4
Net loss	$ (1,170.8)	$ (60.5)
EBITDA	$ (1,124.8)	$ 61.3
Adjusted EBITDA	$ 104.0	$ 113.2

Cannae reports its equity in earnings of Paysafe on a one-quarter lag from their public filings, and accordingly, the table above presents the results for the quarters ended March 31, 2022, and 2021.

In the first quarter of 2022, Paysafe Limited (Paysafe) delivered results that exceeded expectations driven by strength in its US Acquiring business which exhibited double-digit growth in both the top and bottom lines. Growth from US Acquiring was offset by declines in Digital Commerce, reflecting unfavorable foreign exchange as well as market headwinds related to gambling regulations in Europe, partially offset by the contribution from acquisitions completed in the last twelve months. Additionally, in the prior year period, Paysafe's eCash offering benefited from comparably strong volumes associated with COVID-19 lockdowns in Europe. Paysafe also showed progress in the turnaround of its digital wallet business, where its efforts to improve pricing and user experience drove increased deposits in targeted regions. Progress continued into the second quarter where its Skrill USA digital wallet won "Payment Innovation of the Year" at the 2022 SBC Awards North America in June.

In iGaming, Paysafe has exhibited progress on its growth initiatives, entering a partnership to expand into Arkansas, the 22nd US state or jurisdiction where Paysafe has an iGaming footprint, implementing a VIP player program designed to decrease friction in transactions for its US iGaming customers and launching a campaign with Barstool Sports to market its Skrill digital wallet across Barstool's various media platforms. In April, Paysafe launched with multiple iGaming operators in Ontario's new private market, providing traditional and alternative payment solutions through Paysafe's best-in-breed payment gateway.

Paysafe is expected to release their second quarter results on August 10, 2022.

Cannae holds 59.8 Million PSFE shares, or approximately 8% of Paysafe's outstanding shares, as well as 5.0 Million warrants and 3.1 Million LLC units to purchase PSFE shares. At August 5, 2022, the aggregate value of the shares was $137.2 Million.

6

7 CANNAE HOLDINGS, INC. / SECOND QUARTER 2022 UPDATE AmeriLife Group, LLC. (Private) In the spring of 2020, Cannae invested in AmeriLife Group, LLC (AmeriLife), a national leader in developing, marketing, and distributing life and health insurance, annuities, and retirement planning solutions. AmeriLife provides retirees a “kitchen table” sales service to help them holistically assess retirement, health, and income security needs through a single professional instead of an online algorithm. Cannae’s 2020 investment was part of a recapitalization led by Thomas H. Lee Partners, LP (THL). Cannae invested a net $121 Million for an approximately 20% interest in AmeriLife. In the two-plus years since that investment, AmeriLife has grown significantly, both organically and through disciplined strategic acquisitions and partnerships. AmeriLife employs 1,800+ associates across the country, serving a national distribution network that spans over 300,000 insurance agents and advisors, more than 50 marketing organizations, and 50 insurance agency locations, who in turn, help enhance the health and wellbeing of 5 Million pre-retirees and retirees. In June 2022, AmeriLife announced an investment from Genstar Capital (Genstar), in which Genstar will join THL as an equal investor. The transaction is expected to close in the third quarter of 2022 and values Cannae’s interest at $338 Million. In conjunction with the close, Cannae expects to monetize a portion of its interests in AmeriLife. Sightline Payments (Private) Cannae reports its equity in earnings of Sightline on a one- quarter lag from their public filings, and accordingly, our consolidated results for the quarter ended June 30, 2022, include Cannae’s share of Sightline’s results for the quarter ended March 31, 2022. Sightline, a privately held company, is a market leader in payment and mobile app development for the U.S. sports betting and casino gaming market. Sightline leverages cutting-edge technology to apply modern solutions to a traditionally cash-based industry projected to grow to more than $150 Billion in the next few years. The company’s seasoned leadership team has a proven track record and a vision to capitalize on many of the highest growth sectors in the entertainment industry. Sightline’s marque Play+ product provides an FDIC-insured, reloadable account for consumers to fund online and in-person transactions. The Play+ ecosystem includes over 1.5 Million account holders, 3 Million mobile loyalty platform downloads, and 70+ operator partners in 43 states across the sports betting, lottery, racing, online and in-person casino markets. We are pleased with the company’s progress in product engineering and development, market share and growth as additional markets continue to open, including the launch of regulated iGaming and mobile sports betting in Ontario. Cannae has invested $272 Million and owns 33% of Sightline’s outstanding shares.

8 CANNAE HOLDINGS, INC. / SECOND QUARTER 2022 UPDATE Second Quarter Statements of Operations (In Millions, except per share data) (Unaudited) Three Months Ended June 30, 2022 2021 Restaurant revenue $ 166.7 $ 189.9 Other operating revenue 7.8 12.5 Total operating revenues 174.5 202.4 Cost of restaurant revenue 147.9 160.3 Personnel costs 16.0 24.4 Depreciation and amortization 6.2 6.4 Other operating expenses, including asset impairments 31.4 47.5 Total operating expenses 201.5 238.6 Operating loss (27.0) (36.2) Interest, investment and other income 0.1 0.5 Interest expense (2.6) (2.5) Recognized (losses) gains, net(1) (193.6) 274.0 Total other (expense) income (196.1) 272.0 Loss before income taxes and equity in (losses) earnings of unconsolidated affiliates (223.1) 235.8 Income tax (benefit) expense (66.5) 49.3 Equity in (losses) earnings of unconsolidated affiliates (108.0) (8.8) Less: Net (loss) earnings attributable to noncontrolling interests (1.3) 1.3 Net (loss) earnings attributable to Cannae Holdings, Inc. common shareholders $ (263.3) $ 176.4 Per share amounts: Net (loss) earnings - basic $ (3.15) $ 1.94 Net (loss) earnings - diluted $ (3.15) $ 1.94 Weighted average shares outstanding - basic 83.5 90.7 Weighted average shares outstanding - diluted 83.5 90.8 (1) Includes ($180.7) Million and $126.5 Million of non-cash (losses) gains and impairments for the three months ended June 30, 2022 and 2021, respectively.

9 CANNAE HOLDINGS, INC. / SECOND QUARTER 2022 UPDATE Year-to-Date Statements of Operations (In Millions, except per share data) (Unaudited) Six months ended June 30, 2022 2021 Restaurant revenue $ 328.8 $ 357.2 Other operating revenue 13.1 17.1 Total operating revenues 341.9 374.3 Cost of restaurant revenue 293.3 308.0 Personnel costs 37.1 36.4 Depreciation and amortization 12.0 14.3 Other operating expenses, including asset impairments 102.1 87.8 Total operating expenses 444.5 446.5 Operating loss (102.6) (72.2) Interest, investment and other income 0.1 1.4 Interest expense (5.0) (4.6) Recognized losses, net(1) (458.8) (38.5) Total other expense (463.7) (41.7) Loss before income taxes and equity in (losses) earnings of unconsolidated affiliates (566.3) (113.9) Income tax benefit (128.4) (12.7) Equity in (losses) earnings of unconsolidated affiliates (76.1) 45.1 Less: Net (loss) earnings attributable to non-controlling interests (3.1) 0.6 Net loss attributable to Cannae Holdings, Inc. common shareholders $ (510.9) $ (56.7) Per share amounts: Net loss - basic $ (6.03) $ (0.62) Net loss - diluted $ (6.03) $ (0.62) Cannae weighted average shares outstanding - basic 84.7 91.1 Cannae weighted average shares outstanding - diluted 84.7 91.2 (1) Includes $650.8 Million and $150.8 Million of non-cash losses and impairments for the three months ended June 30, 2022 and 2021, respectively.

10 CANNAE HOLDINGS, INC. / SECOND QUARTER 2022 UPDATE Balance Sheets (In Millions) (Unaudited) June 30, 2022 December 31, 2021 Current assets: Cash and cash equivalents $ 100.6 $ 85.8 Other current assets 28.0 35.8 Total current assets 128.6 121.6 Investments in unconsolidated affiliates 2,309.6 2,261.3 Equity securities, at fair value 282.5 1,045.1 Lease assets 163.3 172.0 Property and equipment, net 91.6 100.6 Other intangible assets, net 25.2 26.9 Goodwill 53.4 53.4 Deferred tax asset 85.8 — Other long term investments and noncurrent assets 48.1 108.7 Total assets $ 3,188.1 $ 3,889.6 Current liabilities: Accounts payable and other accrued liabilities, current $ 76.9 $ $105.6 Income taxes payable 59.3 24.7 Lease liabilities, current 23.5 23.8 Deferred revenue 16.1 23.1 Notes payable, current 10.8 2.3 Total current liabilities 186.6 179.5 Notes payable, long term 95.9 14.1 Deferred tax liability — 143.8 Lease liabilities, long term 156.5 166.1 Accounts payable and other accrued liabilities, long term 43.0 45.0 Total liabilities 482.0 548.5 Additional paid-in capital 1,913.5 1,888.3 Retained earnings 1,131.9 1,642.8 Treasury stock (327.2) (188.6) Accumulated other comprehensive loss (14.8) (7.2) Noncontrolling interests 2.7 5.8 Total equity 2,706.1 3,341.1 Total liabilities and equity $ 3,188.1 $ 3,889.6

CANNAE HOLDINGS, INC. / SECOND QUARTER 2022 UPDATE

Book Value Summary

(In Millions, except per share amounts) (Unaudited)

The following is a summary of the book value of the Company by investment, net of applicable deferred taxes:	June 30, 2022	December 31, 2021
Dun & Bradstreet	$ 988.1	$ 608.6
Alight	514.7	494.2
Sightline Payments	259.2	270.1
System1	249.6	—
Ceridian	240.9	852.4
Paysafe	195.4	450.7
AmeriLife	106.2	108.6
CorroHealth	78.5	77.4
Restaurant Group	75.3	81.1
Optimal Blue	—	269.8
Holding company cash	75.7	48.1
Other investments and holding company assets and liabilities, net	76.7	98.0
Corporate tax liability	(72.2)	(23.7)
Holding company debt	(84.7)	—
Cannae book value	$ 2,703.4	$ 3,335.3
Outstanding Cannae shares	80.1	86.9
Cannae book value per share	$ 33.75	$ 38.38

Invested Capital

(In Millions) (Unaudited)

The following is a summary of invested capital for the Company's portfolio used in determining management fees payable to our external manager, Trasimene Capital Management, LLC.	June 30, 2022	December 31, 2021
Dun & Bradstreet	$ 1,062.8	$ 659.7
Paysafe	519.0	519.0
Alight	440.5	440.5
Sightline Payments	272.0	272.0
System1	232.6	—
AmeriLife	121.3	121.3
Restaurant Group	105.8	105.8
CorroHealth	72.5	72.5
Optimal Blue	—	289.0
Other	91.6	90.1
Total invested capital	$ 2,918.1	$ 2,569.9

11

12 CANNAE HOLDINGS, INC. / SECOND QUARTER 2022 UPDATE Use of Non-GAAP Financial Information Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions, and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, the Company has provided non- GAAP financial measures for certain affiliates which we believe provides useful information to investors and ratings agencies regarding our affiliates’ results, operating trends, and performance between periods. Dun & Bradstreet D&B’s non-GAAP measures include adjusted earnings before interest, taxes, depreciation, and amortization (adjusted EBITDA). Adjusted results are non-GAAP measures that adjust for the impact due to purchase accounting application and divestitures, restructuring charges, equity-based compensation, acquisition and divestiture-related costs (such as costs for bankers, legal fees, due diligence, retention payments, and contingent consideration adjustments) and other non-core gains and charges that are not in the normal course of our business (such as gains and losses on sales of businesses, impairment charges, effect of significant changes in tax laws, and material tax and legal settlements). We present D&B’s adjusted EBITDA because D&B believes that these supplemental non-GAAP financial measures provides useful information to investors and rating agencies regarding its results, operating trends, and performance between periods. D&B management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate its business, and make operating decisions. These non-GAAP measures are among the factors D&B management uses in planning for and forecasting future periods. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, D&B’s reported results prepared in accordance with GAAP. D&B’s adjusted EBITDA is defined as net income or loss excluding the following items: (i) depreciation and amortization; (ii) interest expense and income; (iii) income tax benefit or provision; (iv) other expense or income; (v) equity in net income of affiliates; (vi) net income attributable to noncontrolling interests; (vii) dividends allocated to preferred stockholders; (viii) other incremental or reduced expenses from the application of purchase accounting (e.g. commission asset amortization); (ix) equity-based compensation; (x) restructuring charges; (xi) merger and acquisition-related operating costs; (xii) transition costs, primarily consisting of non-recurring incentive expenses associated with D&B’s synergy program; (xiii) legal reserve and costs associated with significant legal and regulatory matters; and (xiv) asset impairment. D&B excludes amortization of recognized intangible assets resulting from the application of purchase accounting because it is non-cash and not indicative of its ongoing and underlying operating performance. Recognized intangible assets arise from acquisitions, or primarily D&B’s accounting for its privatization in 2019. D&B believes that recognized intangible assets by their nature are fundamentally different from other depreciating assets that are replaced on a predictable operating cycle. Unlike other depreciating assets, such as developed and purchased software licenses or property and equipment, there is no replacement cost once these recognized intangible assets expire and the assets are not replaced. Additionally, D&B’s costs to operate, maintain and extend the life of acquired intangible assets and purchased intellectual property are reflected in its operating costs as personnel, data fees, facilities, overhead and similar items. D&B believes it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. Amortization of recognized intangible assets will recur in future periods until such assets have been fully amortized. Alight Alight’s Adjusted EBITDA, defined as net earnings (loss) before interest, taxes, depreciation, and intangible amortization adjusted for the impact of certain non-cash and other items that it does not consider in the evaluation of ongoing operational performance, is a non-GAAP financial measure used by management and Alight stakeholders to provide useful supplemental information that enables a better comparison of our performance across periods. We believe Alight’s Adjusted EBITDA provides visibility to its underlying operating performance by excluding the impact of certain items, including interest expense, income taxes, depreciation of fixed assets, amortization of intangible assets, share-based compensation, expenses related to restructuring and an integration plan, and other adjustments, because Alight does not believe these expenses are representative of Alight’s core earnings.

13 CANNAE HOLDINGS, INC. / SECOND QUARTER 2022 UPDATE Paysafe Paysafe’s Adjusted EBITDA is defined as net income (loss) before the impact of income tax (benefit) expense, interest expense, net, depreciation and amortization, share-based compensation, impairment expense on intangible assets, restructuring and other costs, loss (gain) on disposal of subsidiaries and other assets, net, and other income (expense), net. These adjustments also include certain costs and transaction items that are not reflective of the underlying operating performance of Paysafe. Adjusted EBITDA margin is defined as Adjusted EBITDA as a percentage of Revenue. Management of the company believes Adjusted EBITDA to be a useful profitability measure to assess the performance of our businesses and improves the comparability of operating results across reporting periods. Paysafe management believes the presentation of Paysafe’s non-GAAP Adjusted EBITDA and Adjusted EBITDA margin provide users with useful supplemental information in comparing the operating results across reporting periods by excluding items that are not considered indicative of Paysafe’s core operating performance. In addition, management believes the presentation of Paysafe’s non-GAAP financial measures provides useful supplemental information in assessing its results on a basis that fosters comparability across periods by excluding the impact on Paysafe’s reported GAAP results of acquisitions and dispositions that have occurred in such periods. However, these non-GAAP measures exclude items that are significant in understanding and assessing Paysafe’s financial results or position. Therefore, these measures should not be considered in isolation or as alternatives to revenue, net income, cash flows from operations, or other measures of profitability, liquidity, or performance under GAAP. System1 We include System1 and its predecessor entities’ Adjusted EBITDA, a non-GAAP financial measure, in this release. Adjusted EBITDA is a non-GAAP financial measure and represents a key metric used by System1’s management and board of directors to measure the operational strength and performance of its business, to establish budgets, and to develop operational goals for managing its business. Adjusted EBITDA is defined as net income (loss) before interest expense, income taxes, depreciation and amortization expense, deferred compensation, management fees, minority interest expense, restructuring charges, impairment, and certain discrete items impacting a particular segment’s results in a particular period. System1 believes Adjusted EBITDA is relevant and useful information for investors because it allows investors to view performance in a manner similar to the method used by management. There are limitations on the use of Adjusted EBITDA and it may not be comparable to similarly titled measures of other companies. Other companies, including companies in System1’s industry, may calculate non-GAAP financial measures differently than System1 does, limiting the usefulness of those measures for comparative purposes. Adjusted EBITDA should not be considered a substitute for income (loss) from operations, net income (loss), or net income (loss) attributable to System1 on a consolidated basis that System1 reports in accordance with GAAP. Although System1 uses Adjusted EBITDA as a financial measure to assess the performance of its business, such use is limited because it does not include certain costs necessary to operate System1’s business. System1’s presentation of Adjusted EBITDA should not be construed as an indication that its future results will be unaffected by unusual or nonrecurring items. All of the above non-GAAP measures have important limitations as analytical tools and should be considered in context with the GAAP financial presentation and should be viewed in addition to and not be considered in isolation or as a substitute for analysis of results reported in accordance with GAAP. Further, our and our affiliates’ non-GAAP measures may be calculated differently from similarly titled measures of other companies in their respective industries. Reconciliations of these non-GAAP measures to related GAAP measures are provided below.

14 CANNAE HOLDINGS, INC. / SECOND QUARTER 2022 UPDATE Dun & Bradstreet Cannae accounts for its investment in D&B using the equity method of accounting; therefore, its results do not consolidate into the Company’s. As prescribed by relevant accounting standards, the Company recognizes its proportionate share of D&B’s net earnings or loss in earnings (loss) of unconsolidated affiliates in our consolidated results of operations. See the Company’s Annual Report on Form 10-K for further information on the Company’s accounting for its investments in D&B. Further information on Dun & Bradstreet’s (NYSE: DNB) financial results can be found in its filings with the SEC and its investor relations website at http://investor.dnb.com. D&B Adjusted EBITDA Reconciliation (In Millions) (Unaudited) Three Months Ended June 30, 2022 2021 Net loss attributable to D&B $ (1.8) $ (51.7) Depreciation and amortization 147.0 152.3 Interest expense, net 41.6 47.8 Income tax (benefit) expense (0.1) 43.0 EBITDA 186.7 191.4 Other expense (income), net (11.2) (12.4) Equity in net income of affiliates (0.6) (0.7) Net income attributable to non-controlling interest 1.8 0.9 Other incremental or reduced expenses and revenue from the application of purchase accounting and acquisitions (3.9) (4.2) Equity-based compensation 15.3 7.1 Restructuring costs 2.4 10.1 Merger and acquisition-related operating costs 6.9 2.0 Transition costs 2.0 2.9 Legal reserve associated with significant legal and regulatory matters 0.4 0.7 Asset impairment 0.2 0.5 Adjusted EBITDA $ 200.0 $ 198.3

15 CANNAE HOLDINGS, INC. / SECOND QUARTER 2022 UPDATE Alight Cannae accounts for its investment in Alight using the equity method of accounting; therefore, its results do not consolidate into the Company’s. As prescribed by relevant accounting standards, the Company recognizes its proportionate share of Alight’s net earnings or loss in earnings (loss) from unconsolidated affiliates in our consolidated results of operations. The Company acquired its interest in Alight on July 2, 2021, and we previously reported its results on a three-month lag through March 31, 2022. In the second quarter of 2022, we began accounting for the results of Alight in real time. The information below for the three months ended June 30, 2021 is presented for comparative purposes only. See the Company’s Annual Report on Form 10-K for further information on the Company’s accounting for its investments in Alight. Further information on Alight’s (NYSE: ALIT) financial results can be found in its filings with the SEC and its investor relations website at http://investor.alight.com. Alight Adjusted EBITDA Reconciliation (In Millions) (Unaudited) Three months ended June 30, 2022 2021 Net earnings (loss) $ 52.0 $ (4.0) Interest expense, net 29.0 61.0 Income tax benefit (9.0) (2.0) Depreciation and amortization 98.0 75.0 EBITDA 170.0 130.0 Share-based compensation 42.0 3.0 Transaction and integration expenses(1) 3.0 — Non-recurring professional expenses(2) — 9.0 Restructuring 14.0 2.0 Gain from change in fair value of tax receivable agreement (38.0) — Gain from change in fair value of financial instruments (50.0) — Other 1.0 1.0 Adjusted EBITDA $ 142.0 $ 145.0 (1) Transaction and integration expenses activity related to acquisitions. (2) Non-recurring professional expenses includes external advisor and legal costs related to the Alight’s merger with Foley Trasimene Acquisition Corporation completed during 2021.

16 CANNAE HOLDINGS, INC. / SECOND QUARTER 2022 UPDATE Paysafe Limited Cannae accounts for its investment in Paysafe using the equity method of accounting; therefore, its results do not consolidate into the Company’s. As prescribed by relevant accounting standards, the Company recognizes its proportionate share of Paysafe’s net earnings or loss in earnings (loss) from unconsolidated affiliates in our consolidated results of operations. The Company acquired its interest in Paysafe on March 30, 2021, and reports its results on a three-month lag. Accordingly, our results of operations for the three months ended June 30, 2022 include our ratable portion of Paysafe’s net loss for the three months ended March 31, 2022. Information for the three months ended March 31, 2021 is presented for comparative purposes. See the Company’s Annual Report on Form 10-K for further information on the Company’s accounting for its interest in Paysafe. Further information on Paysafe’s (NYSE: PSFE) financial results can be found in its filings with the SEC and its investor relations website at http://ir.paysafe.com. Paysafe Adjusted EBITDA Reconciliation (In Millions) (Unaudited) Three months ended March 31, 2022 2021 Net earnings (loss) $ (1,170.8) $ (60.5) Interest expense, net 26.0 62.3 Income tax benefit (43.4) (5.9) Depreciation and amortization 63.4 65.4 EBITDA (1,124.8) 61.3 Share-based compensation 14.0 80.8 Impairment expense on intangible assets 1,205.7 0.6 Restructuring and other costs 12.6 3.0 Other (income) expense, net (3.5) (32.5) Adjusted EBITDA $ 104.0 $ 113.2

CANNAE HOLDINGS, INC. / SECOND QUARTER 2022 UPDATE

System1

Cannae accounts for its investment in System1 using the equity method of accounting; therefore, its results do not consolidate into the Company's. As prescribed by relevant accounting standards, the Company recognizes its proportionate share of System1's net earnings or loss in earnings (loss) of unconsolidated affiliates in our consolidated results of operations.

On January 27, 2022, S1 Holdco and Protected merged with and into Trebia to create System1 and Cannae completed its investment in System1. Cannae reports the results of System1 on a three-month lag. Accordingly, our results of operations for the three months ended June 30, 2022 include our ratable portion of System1's net loss for the period from January 27, 2022 through March 31, 2022. Combined information for System1, S1 Holdco and Protected for the three months ended March 31, 2022 and 2021 is presented for illustrative purposes.

See the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2022 for further information on the Company's accounting for its investment in System1.

Further information on System1's (NYSE: SST) financial results can be found in its filings with the SEC and its investor relations website at http://ir.system1.com.

System1 Combined Revenue and Adjusted EBITDA Reconciliation

(In Millions) (Unaudited)

For the Three Months Ended March 31, 2022	System1[1]	S1 Holdco[2]	Protected[3]	Combined
Revenue	$ 166.1	$ 52.7	$ 12.0	$ 230.8
Net (loss) earnings	$ (38.0)	$ (40.5)	$ 3.5	$ (75.0)
Interest expense	4.8	1.1	0.1	6.0
Income tax benefit	(16.3)	(0.6)	(1.7)	(18.6)
Depreciation and amortization	23.3	1.0	—	24.3
EBITDA	(26.2)	(39.0)	1.9	(63.3)
Other expense (income)	1.8	(0.1)	0.5	2.2
Stock-based compensation and distributions to members	27.2	27.4	—	54.6
Non-cash revaluation of warrant liability	13.8	—	—	13.8
Acquisition and restructuring costs	6.6	15.7	0.1	22.4
Acquisition earnout	0.3	—	—	0.3
Adjusted EBITDA	$ 23.5	$ 4.0	$ 2.5	$ 30.0

(1) Represents the results of System1 from January 27, 2022 through March 31, 2022.
(2) Represents the results of S1 Holdco from January 1, 2022 through January 26, 2022.
(3) Represents the results of Protected from January 1, 2022 through January 26, 2022.

17

18 CANNAE HOLDINGS, INC. / SECOND QUARTER 2022 UPDATE System1 Combined Revenue and Adjusted EBITDA Reconciliation (In Millions) (Unaudited) For the Three Months Ended March 31, 2021 S1 Holdco Protected Combined Revenue $ 147.6 $ 31.2 $ 178.8 Net earnings (loss) $ 6.7 $ (1.6) $ 5.1 Interest expense 4.0 — 4.0 Income tax expense 0.2 — 0.2 Depreciation and amortization 3.7 — 3.7 EBITDA 14.6 (1.6) 13.0 Other expense 0.1 1.4 1.5 Stock-based compensation and distributions to members 2.1 — 2.1 Acquisition and restructuring costs 1.9 0.3 2.2 Terminated product lines — 0.1 0.1 Acquisition earnout 0.1 — 0.1 Adjusted EBITDA $ 18.8 $ 0.2 $ 19.0

Corporate Information MANAGEMENT TEAM William P. Foley, II Chairman Richard N. Massey Chief Executive Officer David W. Ducommun President Bryan D. Coy Chief Financial Officer Michael L. Gravelle EVP, General Counsel & Corporate Secretary Ryan R. Caswell SVP, Corporate Finance Brett A. Correia Chief Accounting Officer SECOND QUARTER 2022 CONFERENCE CALL DETAILS Date: August 8, 2022 Time: 5:00 pm ET Participant dial in: 1-877-407-0789 (Domestic) 1-201-689-8562 (International) Replay Availability A replay may be accessed by dialing 1-844-512- 2921, or for International callers 1-412-317-6671, and providing the access code 13730186. The telephonic replay will be available until 11:59 pm ET on August 15, 2022. Investors and other parties may also listen to a simultaneous webcast of the live call by logging onto the Investors section of the Company’s website at cannaeholdings.com. The online replay will be available on the Company’s website immediately following the call. BOARD OF DIRECTORS William P. Foley, II Chairman Cannae Holdings, Inc. Managing Member Trasimene Capital Management, LLC David Aung, CFA Investment Officer City of San Jose, California Hugh R. Harris Retired Chief Executive Officer Lender Processing Services, Inc. C. Malcolm Holland Chairman & Chief Executive Officer Veritex Holdings, Inc. Mark D. Linehan President & Chief Executive Officer Wynmark Company Frank R. Martire Executive Chairman NCR Corporation Richard N. Massey Chief Executive Officer Cannae Holdings, Inc. Senior Managing Director Trasimene Capital Management, LLC Erika Meinhardt Executive Vice President Fidelity National Financial, Inc. Barry B. Moullet Supply Chain Consultant Board Member CiCi’s Pizza James B. Stallings, Jr. Managing Partner PS27 Ventures, LLC Frank P. Willey Partner Hennelly & Grossfeld LLP COMMON SHARE LISTING Our common stock is listed on the New York Stock Exchange under the symbol CNNE. INDEPENDENT AUDITORS Deloitte & Touche LLP 3883 Howard Hughes Parkway, Suite 400 Las Vegas, NV 89169 TRANSFER AGENT Continental Stock Transfer & Trust 1 State Street, 30th Floor New York, NY 10004 (212) 509-4000 PUBLICATIONS The Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q are available on the Investor Relations section of the Company’s website at cannaeholdings.com. A Notice of Annual Meeting of Shareholders and Proxy Statement are furnished to shareholders in advance of the Annual Meeting. INVESTOR RELATIONS Solebury Trout Jamie Lillis, jlillis@soleburytrout.com Cannae Holdings, Inc. 1701 Village Center Circle Las Vegas, NV 89134 (702) 323-7330 cannaeholdings.com